UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2023

J.P. Morgan Real Estate Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-265588	87-3439916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

277 Park Avenue, 9th Floor New York, NY	10172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 270-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02 Unregistered Sale of Equity Securities.

On March 1, 2023, J.P. Morgan Real Estate Income Trust, Inc. (the “Company”), pursuant to the Company’s distribution reinvestment plan, issued 1,052 shares of the Company’s Class E common stock, par value $0.01 per share (“Class E Shares”), at a price per share of $10.0816 to accredited investors for an aggregate purchase price of $10,608.

On April 3, 2023, the Company issued 1,206,916 Class E Shares at a price per share of $10.8276 to accredited investors for an aggregate purchase price of $13,068,001.

On April 3, 2023, the Company issued 12,432 shares of the Company’s Class I common stock, par value $0.01 per share, at a price per share of $10.6933 for an aggregate purchase price of $125,000.

On April 3, 2023, pursuant to the Company’s distribution reinvestment plan, the Company issued 792 Class E Shares at a price per share of $10.8276 to accredited investors for an aggregate purchase price of $8,577.

The offer and sale of the shares on each of the dates noted above was exempt from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) and Regulation D thereof as they did not involve any public offering or general solicitation or general advertising and all of the purchasers were “accredited investors” as such term is defined by Rule 501(a) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

J.P. Morgan Real Estate Income Trust, Inc.

Date: April 7, 2023	By:	/s/ Lawrence A. Goodfield, Jr.
Lawrence A. Goodfield, Jr
Chief Financial Officer and Treasurer